UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, Haemonetics Corporation (the “Company”) entered into a definitive agreement on June 2, 2020 to sell its Fajardo, Puerto Rico manufacturing operations to GVS, S.p.A. (“GVS”), a leading provider of advanced filtration solutions for critical applications (the “Agreement”). Under the terms of the Agreement, upon closing, the Company will retain all intellectual property rights to its proprietary blood filters currently manufactured at its Fajardo facility while GVS will obtain certain operating assets, including manufacturing equipment and inventory and a sublease to the facility, for approximately $13 million in cash, which includes the anticipated transfer of approximately $5 million in positive net working capital to GVS as of closing (the “Transaction”).

In connection with the proposed Transaction, the Company and GVS will also enter into a long-term supply and development agreement that will, among other things, grant GVS exclusive rights to manufacture and supply the blood filters currently produced at the Fajardo facility for the Company. The Company will also provide certain transition services to GVS under a transition services agreement to be entered into between the parties, generally for a period of up to three months following the closing of the Transaction.

The Transaction is expected to close in the second quarter of calendar 2020, subject to the satisfaction of customary closing conditions. A copy of the Company’s June 3, 2020 press release announcing the Transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Transaction, including, but not limited to, statements related to the anticipated closing of the Transaction, the estimated cash proceeds to be received and other statements that are not historical facts. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks that the Transaction may not close in a timely manner or at all, that the Company may not realize the anticipated benefits of the Transaction or that the Transaction may have an unanticipated impact. Investors should consult the Company's filings with the Securities and Exchange Commission (including the Company’s reports on Forms 10-K, 10-Q and 8-K) for information about additional risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

June 11, 2020	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer